Exhibit 13.1

CERTIFICATION

April 26, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

German Vidal, the Chief Executive Officer and Pedro Insussarry, the Interim Chief Financial Officer of Telecom Argentina S.A. (“Telecom”) each certifies that, to the best of their knowledge:

1.          this Annual Report on Form 20-F (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telecom.

By:	/S/ GERMÁN VIDAL
	Name:	Germán Vidal
	Title:	Chief Executive Officer

By:	/S/ PEDRO INSUSSARRY
	Name:	Pedro Insussarry
	Title:	Interim Chief Financial Officer